NOTICE: THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE SOUTH CAROLINA UNIFORM
ARBITRATION ACT, SECTION 15-48-10 ET SEQ. OF THE CODE OF LAWS OF SOUTH CAROLINA

RIGHT OF FIRST OPPORTUNITY

THIS RIGHT OF FIRST OPPORTUNITY (this “Agreement”) is made as of September 9, 2009 by and between HTA — GREENVILLE, LLC, a Delaware limited liability company (“REIT”), and GREENVILLE HOSPITAL SYSTEM, a political subdivision organized under the laws of South Carolina (“GHS”). REIT and GHS are sometimes collectively referred to herein as the “Parties” and individually as a “Party”.

In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. General Provisions.

(a) Right of Opportunity. If at any time during the “Term” (as defined in that certain Future Development Agreement, by and between REIT and GHS, dated as of September   , 2009 (the “Future Development Agreement”)), GHS desires to develop and/or sell any of the properties set forth on Exhibit A hereto (the “Properties”) with “Outside Funding” (as hereinafter defined) (any such development or sale, an “Opportunity”), GHS shall offer REIT such Opportunity on the terms set forth in the Future Development Agreement and this Agreement. If REIT is offered any such Opportunity to develop and/or purchase such Property, REIT may elect, in its sole and absolute discretion, to accept such Opportunity. For purposes of this Agreement, “Outside Funding” shall mean funding for the applicable development and/or sale of a Property which comes from sources other than (A) GHS itself, (B) joint venture relationships with other healthcare providers or (C) physicians or other tenants of space occupied by GHS.

(b) Future Cancer Center. In addition to the terms and conditions set forth in the Future Development Agreement, in the event the Parties elect for REIT to fund development of or purchase the Future Cancer Center Project, the terms and condition set forth in Exhibit B hereto shall apply.

2. Miscellaneous.

(a) Notices. Any notice to be given or document to be delivered under this Agreement, except as otherwise herein provided, shall be (i) delivered in person, (ii) sent by Federal Express, UPS Next Day Air or another recognized next-day business courier, (iii) sent by certified mail, postage prepaid, return receipt requested, or (iv) sent by facsimile transmission to the following addresses:

If intended for GHS:	If intended for REIT:
Greenville Hospital System 701 Grove Road Greenville, SC 29605 Attn: Joseph J. Blake, Jr., Esq., VP Legal Affairs and General Counsel Fax: (864) 455-6400	16427 N. Scottsdale Rd., Ste. 440 Scottsdale, AZ 85254 Attn: Scott Peters Phone: (480) 998-3478 Fax: (480) 991-0755
With copy to:	With copy to:
Haynsworth Sinkler Boyd, P.A. 75 Beattie Place, 11th Floor Greenville, SC 29601 Attn: Anne S. Ellefson, Esquire Fax: 864-240-3300	Cox, Castle & Nicholson LLP 2049 Century Park East, Suite 2800 Los Angeles, CA 90067 Attn: John F. Nicholson, Esquire Phone: (310) 284-2240 Fax: (310) 277-7889(d)

A notice shall be deemed received (i) upon receipt if delivered in person, (ii) the next business day following delivery to a courier service for next business day delivery, (iii) three (3) business days after deposit in the U.S. mail, certified with postage prepaid and return receipt requested, or (iv) if by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise. A Party may designate a different address for purposes of sending subsequent notices by written notice to the other Party. Counsel for the Parties may deliver notice on behalf of the Parties.

(b) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

(c) Governing Law. This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of South Carolina without regard to the conflict of law principles thereof.

(d) Time of the Essence. Time is of the essence of this Agreement and all obligations hereunder as to each provision where time is an element of performance. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Agreement.

(e) Dispute Resolution. Should there be any controversy, dispute or claim arising out of or in connection with this Agreement (hereinafter a “dispute” or “disputes”), the Parties shall first attempt to settle the matter by mutual negotiations. If these negotiations are unsuccessful, or if it appears to either Party that negotiations are stalled, at either Party’s election: (i) the dispute may be submitted to mediation to be held in Greenville, South Carolina and (ii) in the event the Parties can not resolve any disputes in mediation, the dispute may be resolved through arbitration. The arbitration shall be (A) held in Greenville, South Carolina and (B) commenced and conducted in accordance with the Rules of the American Arbitration Association, unless the Parties agree to conduct arbitration under a different set of rules.

(f) Assignment. This Agreement cannot be assigned by either Party without the consent of the other Party; provided, however, that REIT may assign this Agreement to a Permitted Assignee (as defined below), provided that REIT and the Permitted Assignee, as applicable, execute an assignment and assumption agreement pursuant to which the Permitted Assignee expressly assumes all of REIT’s obligations under this Agreement and further provided that such assignment shall not relieve REIT of its obligations hereunder. A “Permitted Assignee” shall mean any entity directly or indirectly owned or controlled by REIT or under common control with REIT or REIT’s principals. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and, to the extent herein permitted, assigns.

(g) Authority. If either Party hereto is a corporation, limited liability company, trust, general or limited partnership or political subdivision, such Party represents and warrants that each individual executing this Agreement on behalf of such entity is duly authorized to execute and deliver this Agreement on its behalf, and each entity represents and warrants that it has the authority to enter into this Agreement.

(h) Not an Unconditional Obligation. Notwithstanding any of the terms or conditions herein, nothing herein is intended to nor shall be applied to (i) create any obligation by REIT to enter into any agreement; or (ii) create any agreement or arrangement which obligates REIT or creates a contingent obligation of REIT. It is acknowledged and agreed that REIT has sole discretion to determine whether it will exercise its rights set forth herein. All rights and obligations of REIT herein are subject to a number of terms and conditions, including documentation and approvals (in REIT’s sole discretion).

[SIGNATURE PAGES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

“REIT”

HTA – GREENVILLE, LLC,
a Delaware limited liability company

By: /s/ Kellie Pruitt
Print Name: Kellie Pruitt
Title: Chief Accounting Officer

“GHS”

GREENVILLE HOSPITAL SYSTEM,
a political subdivision organized under the laws of South Carolina

By: /s/ Susan J. Bickel
Print Name: Susan J. Bickel
Title: Vice President and CFO

EXHIBIT A

ESTIMATED PROJECT AMOUNTS

Any projects developed or purchased herein are subject to the following funding limits absent consent by the Parties hereto.

Development Property	REIT Maximum Committed Funding

Administration Building	[$3,000,00 -$7,000,000]

Convenient Care Site One	$3,100,000 (inclusive of $800,000 land acquisition)

Convenient Care Site Two	$3,100,000 (inclusive of $800,000 land acquisition)

Future Cancer Center (the “Future Cancer Center Project”)	$30,000,000 — $50,000,000

EXHIBIT B

Future Cancer Center Project(a) REIT shall have approved the proposed master tenant and the form of master lease.

(b) In the event that REIT (rather than GHS) funds the construction of the Future Cancer Center Project, construction interest will be built into the budget using an interest rate of 9% and the rental factor used, together with the approved budget, to determine first year rent under the master lease shall be 9%.

(c) In the event that GHS (rather than REIT) elects to use a third party development manager to develop the Future Cancer Center Project, then (i) GHS and REIT shall jointly select such development manager, (ii) the rental factor used to determine first year rent under the master lease will be 9.25% rather than 9% and (iii) a development management fee payable to such third party development manager of between 3% and 5% shall be incorporated into the project budget approved by REIT.